UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

369 N. New York Avenue, Suite 201

Winter Park, Florida

(Address of principal executive offices)

32789

(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, Jeffrey S. Yarckin notified Alpine Income Property Trust, Inc. (the “Company”) that he resigned from the Board of Directors of the Company (the “Board”), effective November 8, 2024. Mr. Yarckin indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company or any member of the Board or senior management team on any matter relating to the Company’s operations, policies or practices.

On November 8, 2024, the Board appointed Brenna A. Wadleigh to the Board, effective November 8, 2024. The Board has determined that Ms. Wadleigh is an “independent director” as defined in the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission (“SEC”) rules and regulations. Ms. Wadleigh will serve on the Board’s audit and compensation committees.

Ms. Wadleigh, age 51, has served as Chief Executive Officer of N3 Real Estate since 2015. N3 Real Estate is a real estate development and investment firm based in Southlake, Texas that acquires, develops and manages retail properties across the U.S. Ms. Wadleigh currently serves in various roles with Commercial Real Estate Women (CREW) and is the President of the College of Business Advisory Board of the University of Texas at Arlington. Prior to joining N3 Real Estate as President in 2007, Ms. Wadleigh served in various roles at Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas, from 1998 to 2007. Ms. Wadleigh earned a Bachelor of Business Administration in Finance from the University of Texas at Arlington and is a Certified Public Accountant in Texas. We believe Ms. Wadleigh’s extensive experience in multiple commercial real estate sectors and asset types brings important and valuable skills to the Board.

On November 8, 2024, the Company entered into an indemnification agreement with Ms. Wadleigh. This agreement provides, in general, that the Company will indemnify Ms. Wadleigh to the fullest extent permitted by law in connection with her service to the Company or on the Company’s behalf. A copy of the indemnification agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

For Ms. Wadleigh’s service as a non-employee director, Ms. Wadleigh will be compensated in accordance with the director compensation policy for non-employee directors described in the Company’s definitive proxy statement filed with the SEC on April 9, 2024. There are no arrangements or understandings between Ms. Wadleigh and any other persons pursuant to which she was selected as a director of the Company. Ms. Wadleigh is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.Regulation FD Disclosure.

On November 13, 2024, the Company issued a press release announcing Mr. Yarckin’s resignation and the appointment of Ms. Wadleigh to the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement, dated November 8, 2024, between Alpine Income Property Trust, Inc. and Brenna A. Wadleigh
99.1	Press Release, dated November 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2024

Alpine Income Property Trust, Inc.

By: /s/ Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)